EXHIBIT 99.1

Third quarter 2021 Results
•Net income of $108.1 million, or $0.49 per common share
•Non-PPP loan balances increased $479.7 million or 2.3%
•Deposit balances increased $754.8 million or 2.9%
•Provision for credit losses recapture of $18.9 million as modeled economic conditions improve

00

UMPQUA REPORTS THIRD QUARTER 2021 RESULTS
$0.49	$108	15.88%	14.9%
Net earnings per diluted common share	Net income ($ in millions)	Return on average tangible common equity ("ROATCE")[1]	Total risk-based capital ratio (estimated)
0

CEO Commentary
"Umpqua's third quarter results are highlighted by the robust non-PPP (Paycheck Protection Program) loan growth of $480 million and continued reduction of our total cost of deposits, now down to just eight basis points" said Cort O'Haver, President and CEO. "Our growth initiatives will continue as we work to execute our previously announced combination with Columbia Banking System. Combined, we will be the leading regional bank focused on the West Coast. We are creating a company with enhanced scale to fuel organic growth as we continue to create value to our shareholders."
–Cort O’Haver, President and CEO of Umpqua Holdings Corporation

THIRD QUARTER HIGHLIGHTS

Net Interest Income and NIM	•Net interest income increased by $5.3 million on a quarter to quarter basis primarily due to higher interest income and lower interest expense in the current period.
•Net interest margin was 3.21%, up one basis point from the prior period due to higher average non-PPP loan balances and lower interest expense.

Non-Interest Income and Expense
•Non-interest income decreased by $17.4 million primarily due to lower net mortgage banking revenue of $10.3 million and the $4.4 million gain related to the sale of Umpqua Investments in the prior period.

•Non-interest expense decreased by $5.6 million due to lower salaries and benefit expenses of $3.9 million.

Credit Quality	•Net charge-offs decreased by 14 basis points to 0.11% of average loans and leases (annualized).
•A recapture of the provision for credit losses of $18.9 million was recorded in the period as modeled economic conditions improve.
•Non-performing assets to total assets remained at 0.17%, consistent with the prior period.

Capital	•Estimated total risk-based capital ratio of 14.9% and estimated Tier 1 Risk Based Capital ratio of 12.1%.
•Paid a quarterly cash dividend of $0.21 per common share on August 31, 2021 to shareholders of record as of August 20, 2021.

Notable items	•Repurchased 4 million shares for a total of $78.2 million during the third quarter.
•$3.8 million in exit disposal costs related to store consolidations and back-office lease exits.

3Q21 KEY FINANCIAL DATA

PERFORMANCE METRICS		3Q21		2Q21		3Q20
Return on average assets		1.40%		1.54%		1.68%
Return on average tangible common equity		15.88%		17.33%		19.62%
Net interest margin		3.21%		3.20%		3.08%
Efficiency ratio - consolidated		59.44%		58.96%		54.52%
Loan to deposit ratio		81.65%		84.67%		90.91%

INCOME STATEMENT ($ in 000s, excl. per share data)		3Q21		2Q21		3Q20
Net interest income		$235,074		$229,763		$216,574
(Recapture) of provision for credit losses		($18,919)		($22,996)		($338)
Non-interest income		$73,705		$91,075		$131,924
Non-interest expense		$183,753		$189,400		$190,207
Earnings per common share - diluted		$0.49		$0.53		$0.57
Dividends paid per share		$0.21		$0.21		$0.21

BALANCE SHEET		3Q21		2Q21		3Q20
Total assets	$30.9	B	$30.3	B	$29.4	B
Loans and leases	$22.0	B	$22.1	B	$22.4	B
Total deposits	$26.9	B	$26.2	B	$24.7	B
Tangible book value per share[1]		$12.52		$12.49		$11.77
Book value per common share		$12.57		$12.54		$11.85

Umpqua Holdings Corporation Contacts:
Jacquelynne (Jacque) Bohlen, SVP/Investor Relations Director, 971-334-2518, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. A reconciliation to the comparable GAAP measurement is provided on page 4.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Balance Sheet
Total consolidated assets were $30.9 billion as of September 30, 2021, compared to $30.3 billion as of June 30, 2021 and $29.4 billion as of September 30, 2020. Including secured off-balance sheet lines of credit, total available liquidity was $16.2 billion as of September 30, 2021, representing 52% of total assets and 60% of total deposits.

Gross loans and leases were $22.0 billion as of September 30, 2021, a decrease of $173.8 million relative to June 30, 2021. The net decrease in gross loans and leases is primarily due to an increase of non-PPP loans of $479.7 million or 2.3% offset by the expected decrease in PPP loan balances of $653.5 million due to processed forgiveness and payoffs. Multifamily balances increased $259.3 million and residential mortgage balances increased $185.4 million during the quarter. The decrease in commercial term loan balances of $588.8 million includes the aforementioned decrease of PPP loan balances of $653.5 million. Please refer to the additional loan tables in the Q3 2021 Earnings Presentation for select underwriting characteristics of the loan portfolio.

Total deposits were $26.9 billion as of September 30, 2021, an increase of $754.8 million or 2.9% from $26.2 billion as of June 30, 2021. This increase was primarily attributable to growth in non-interest bearing demand deposits of $402.2 million, growth in interest bearing demand deposits of $291.8 million and growth in money market balances of $220.8 million, partially offset by a decline in time deposits of $264.4 million.

Net Interest Income
Net interest income was $235.1 million for the third quarter of 2021, up $5.3 million from the prior quarter. The increase was primarily driven by an increase of $2.7 million in interest income, as a result of higher non-PPP average loan balances, and a decrease of $2.6 million in interest expense due to the decline in time deposits and term debt in the quarter compared to the prior period.

The Company's net interest margin was 3.21% for the third quarter of 2021, up one basis point from 3.20% for the second quarter of 2021 as a result of the increase in net interest income.

Credit Quality
The allowance for credit losses was $269.3 million, or 1.23% of loans and leases, as of September 30, 2021, which was down from $294.4 million, or 1.33% of loans and leases, as of June 30, 2021. There was a recapture of provision for credit losses of $18.9 million as a result of improvement in economic forecasts used in the credit models.

Net charge-offs as a percentage of average loans and leases decreased by 14 basis points to 0.11% of average loans and leases (annualized) for the third quarter of 2021. The decrease in net charge-offs for the quarter was primarily due to continued stable credit performance of the loan and lease portfolio. As of September 30, 2021, non-performing assets were 0.17% of total assets, compared to 0.17% as of June 30, 2021 and 0.27% as of September 30, 2020.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Current Expected Credit Loss (CECL)
On January 1, 2020, we adopted Accounting Standards Update No. 2016-13, Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL"). In applying CECL, we use credit models that factor in economic forecasts to project life of loan performance. At the beginning of the COVID-19 pandemic, economic forecasts projected significant, negative COVID-19 related impacts to the economy; therefore we recorded significant provisions for credit losses in the first and second quarters of 2020. As those future economic forecasts stabilized as well as incorporating loan mix changes, we recorded a recapture of $18.9 million of the allowance for credit losses in the current period.

Non-interest Income
Non-interest income was $73.7 million for the third quarter of 2021, down $17.4 million from the prior quarter driven primarily by a decrease in net mortgage banking revenue of $10.3 million and the $4.4 million gain on the sale of Umpqua Investments in the prior period.

Revenue from the origination and sale of residential mortgages was $30.3 million for the third quarter of 2021, a decrease of $11.1 million from the prior quarter. This decrease reflects a sequential quarter decrease of $265.7 million or 21.2% in for-sale mortgage origination volume and a decrease of 23 basis points in the mortgage banking gain on sale margin to 3.07% for the third quarter of 2021. Of the current quarter's mortgage production, 61% related to purchase activity, compared to 56% for the prior quarter and 46% for the same period of the prior year.

Non-interest Expense
Non-interest expense was $183.8 million for the third quarter of 2021, down $5.6 million from the prior quarter level. This decrease was primarily due to decreases in salaries and employee benefit expenses of $3.9 million from the prior period due to lower mortgage banking production, a decrease in consulting and professional fees of $1.0 million, a decrease in occupancy and equipment expenses of $0.7 million, offset by an increase in FDIC assessment costs of $0.5 million.

Capital
As of September 30, 2021, the Company's tangible book value per common share2 increased to $12.52, compared to $12.49 in the prior quarter and $11.77 in the same period of the prior year.

The Company's estimated total risk-based capital ratio was 14.9% and its estimated Tier 1 common to risk weighted assets ratio was 12.1% as of September 30, 2021. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2021 are estimates, pending completion and filing of the Company's regulatory reports.

Segment Disclosures
Segment disclosures on pages 19, 20 and 21 of this press release provide additional detail on the Company's two operating segments: Core Banking and Mortgage Banking.

The Core Banking segment includes all lines of business, except Mortgage Banking, including wholesale, retail, wealth management, as well as the operations, technology, and administrative functions of the Bank and Holding Company. The Mortgage Banking segment includes the revenue earned from the production and sale of residential real estate loans, the servicing income from our serviced loan portfolio, the quarterly changes to the mortgage servicing rights (MSR) asset, and the specific expenses that are related to mortgage banking activities including variable commission expenses. Revenue and related expenses for residential real estate loans held for investment are included in the Core Banking segment as portfolio loans are an anchor product for our consumer channels and are originated through a variety of channels throughout the Company.

2 "Non-GAAP" financial measure. A reconciliation to the comparable GAAP measurement is provided on page 4.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders' equity divided by tangible assets.

The following table provides reconciliations of ending shareholders' equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Total shareholders' equity	$2,722,379	$2,766,316	$2,681,869	$2,704,577	$2,610,244
Subtract:
Goodwill	—	—	2,715	2,715	2,715
Other intangible assets, net	9,970	11,100	12,230	13,360	14,606
Tangible common shareholders' equity	$2,712,409	$2,755,216	$2,666,924	$2,688,502	$2,592,923
Total assets	$30,891,479	$30,284,965	$30,036,680	$29,235,175	$29,437,441
Subtract:
Goodwill	—	—	2,715	2,715	2,715
Other intangible assets, net	9,970	11,100	12,230	13,360	14,606
Tangible assets	$30,881,509	$30,273,865	$30,021,735	$29,219,100	$29,420,120
Common shares outstanding at period end	216,622	220,626	220,491	220,226	220,222

Total shareholders' equity to total assets ratio	8.81%	9.13%	8.93%	9.25%	8.87%
Tangible common equity ratio	8.78%	9.10%	8.88%	9.20%	8.81%
Book value per common share	$12.57	$12.54	$12.16	$12.28	$11.85
Tangible book value per common share	$12.52	$12.49	$12.10	$12.21	$11.77

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings Corporation is headquartered in Portland, Oregon. Umpqua Bank has been recognized for its innovative customer experience and banking strategy by national publications including The Wall Street Journal, The New York Times, BusinessWeek, Fast Company and CNBC. The company has been recognized for eight years in a row on FORTUNE magazine's list of the country's "100 Best Companies to Work For," and was recently named by The Portland Business Journal the Most Admired Financial Services Company in Oregon for the sixteenth consecutive year. In addition to its retail banking presence, Umpqua Bank also owns Financial Pacific Leasing, Inc., a nationally recognized commercial finance company that provides equipment leases to businesses.

Earnings Conference Call Information
The Company will host its third quarter 2021 earnings conference call on October 21, 2021, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its third quarter 2021 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 4277385. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 4277385. The earnings conference call will also be available as an audio cast, which can be accessed on the Company's investor relations page at https://www.umpquabank.com/investor-relations/.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; the ability to complete, or any delays in completing, the proposed transaction between us and Columbia Banking System, Inc.; any failure to realize the anticipated benefits of the transaction when expected or at all; certain restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company's Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$224,403	$223,470	$221,141	$240,815	$229,457	0%	(2)%
Interest and dividends on investments:
Taxable	16,102	14,619	13,112	11,951	10,168	10%	58%
Exempt from federal income tax	1,470	1,487	1,534	1,523	1,490	(1)%	(1)%
Dividends	213	405	598	659	710	(47)%	(70)%
Temporary investments and interest bearing deposits	1,237	774	624	531	474	60%	161%
Total interest income	243,425	240,755	237,009	255,479	242,299	1%	0%
Interest expense:
Deposits	5,100	7,016	10,678	14,567	19,121	(27)%	(73)%
Securities sold under agreement to repurchase and federal funds purchased	88	68	76	93	84	29%	5%
Borrowings	149	866	1,772	2,765	3,271	(83)%	(95)%
Junior subordinated debentures	3,014	3,042	3,052	3,147	3,249	(1)%	(7)%
Total interest expense	8,351	10,992	15,578	20,572	25,725	(24)%	(68)%
Net interest income	235,074	229,763	221,431	234,907	216,574	2%	9%
(Recapture) provision for credit losses	(18,919)	(22,996)	—	29	(338)	(18)%	nm
Non-interest income:
Service charges on deposits	10,941	10,310	9,647	10,202	10,405	6%	5%
Card-based fees	9,111	10,274	7,374	7,754	7,118	(11)%	28%
Brokerage revenue	31	1,135	3,915	4,093	3,686	(97)%	(99)%
Residential mortgage banking revenue, net	34,150	44,443	65,033	79,028	90,377	(23)%	(62)%
Gain on sale of debt securities, net	—	—	4	—	—	nm	nm
(Loss) gain on equity securities, net	(343)	4	(706)	(173)	(112)	nm	206%
Gain on loan and lease sales, net	4,208	5,318	1,373	3,374	1,092	(21)%	285%
BOLI income	2,038	2,092	2,071	2,067	2,087	(3)%	(2)%
Other income	13,569	17,499	20,089	17,615	17,271	(22)%	(21)%
Total non-interest income	73,705	91,075	108,800	123,960	131,924	(19)%	(44)%
Non-interest expense:
Salaries and employee benefits	117,636	121,573	124,134	132,460	120,337	(3)%	(2)%
Occupancy and equipment, net	33,944	34,657	34,635	41,758	36,720	(2)%	(8)%
Intangible amortization	1,130	1,130	1,130	1,246	1,247	0%	(9)%
FDIC assessments	2,136	1,607	2,599	3,014	2,989	33%	(29)%
Other expenses	28,907	30,433	25,094	32,834	28,914	(5)%	0%
Total non-interest expense	183,753	189,400	187,592	211,312	190,207	(3)%	(3)%
Income before provision for income taxes	143,945	154,434	142,639	147,526	158,629	(7)%	(9)%
Provision (benefit) for income taxes	35,879	38,291	34,902	(3,204)	33,758	(6)%	6%
Net income	$108,066	$116,143	$107,737	$150,730	$124,871	(7)%	(13)%

Weighted average basic shares outstanding	218,416	220,593	220,367	220,225	220,221	(1)%	(1)%
Weighted average diluted shares outstanding	218,978	221,022	220,891	220,663	220,418	(1)%	(1)%
Earnings per common share – basic	$0.49	$0.53	$0.49	$0.68	$0.57	(8)%	(14)%
Earnings per common share – diluted	$0.49	$0.53	$0.49	$0.68	$0.57	(8)%	(14)%

nm = not meaningful

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Nine Months Ended		% Change
(In thousands, except per share data)	Sep 30, 2021	Sep 30, 2020	Year over Year
Interest income:
Loans and leases	$669,014	$710,624	(6)%
Interest and dividends on investments:
Taxable	43,833	35,788	22%
Exempt from federal income tax	4,491	4,572	(2)%
Dividends	1,216	1,956	(38)%
Temporary investments and interest bearing deposits	2,635	4,208	(37)%
Total interest income	721,189	757,148	(5)%
Interest expense:
Deposits	22,794	85,633	(73)%
Securities sold under agreement to repurchase and federal funds purchased	232	673	(66)%
Borrowings	2,787	11,156	(75)%
Junior subordinated debentures	9,108	12,074	(25)%
Total interest expense	34,921	109,536	(68)%
Net interest income	686,268	647,612	6%
(Recapture) provision for credit losses	(41,915)	204,832	(120)%
Non-interest income:
Service charges on deposits	30,898	30,635	1%
Card-based fees	26,759	20,436
Brokerage revenue	5,081	11,506	(56)%
Residential mortgage banking revenue, net	143,626	191,794	(25)%
Gain on sale of debt securities, net	4	190	(98)%
(Loss) gain on equity securities, net	(1,045)	942	(211)%
Gain on loan and lease sales, net	10,899	3,333	227%
BOLI income	6,201	6,332	(2)%
Other income	51,157	22,881	124%
Total non-interest income	273,580	288,049	(5)%
Non-interest expense:
Salaries and employee benefits	363,343	346,787	5%
Occupancy and equipment, net	103,236	109,892	(6)%
Intangible amortization	3,390	3,740	(9)%
FDIC assessments	6,342	9,502	(33)%
Goodwill impairment	—	1,784,936	nm
Other expenses	84,434	79,918	6%
Total non-interest expense	560,745	2,334,775	(76)%
Income (loss) before provision for income taxes	441,018	(1,603,946)	(127)%
Provision for income taxes	109,072	70,204	55%
Net income (loss)	$331,946	$(1,674,150)	(120)%

Weighted average basic shares outstanding	219,791	220,216	0%
Weighted average diluted shares outstanding	220,278	220,216	0%
Earnings (loss) per common share – basic	$1.51	$(7.60)	(120)%
Earnings (loss) per common share – diluted	$1.51	$(7.60)	(120)%

nm = not meaningful

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$395,555	$397,526	$379,361	$370,219	$370,595	0%	7%
Interest bearing cash and temporary investments	3,349,034	2,688,285	2,861,820	2,202,962	1,849,132	25%	81%
Investment securities:
Equity and other, at fair value	81,575	82,099	82,771	83,077	82,769	(1)%	(1)%
Available for sale, at fair value	3,723,171	3,473,950	3,167,825	2,932,558	2,898,700	7%	28%
Held to maturity, at amortized cost	2,795	2,876	2,954	3,034	3,088	(3)%	(9)%
Loans held for sale	352,466	429,052	376,481	766,225	683,960	(18)%	(48)%
Loans and leases	21,969,940	22,143,739	22,160,860	21,779,367	22,426,473	(1)%	(2)%
Allowance for credit losses on loans and leases	(257,560)	(279,887)	(311,283)	(328,401)	(345,049)	(8)%	(25)%
Net loans and leases	21,712,380	21,863,852	21,849,577	21,450,966	22,081,424	(1)%	(2)%
Restricted equity securities	10,946	15,247	22,057	41,666	50,062	(28)%	(78)%
Premises and equipment, net	172,624	172,546	176,571	178,050	185,104	0%	(7)%
Operating lease right-of-use assets	88,379	95,030	100,643	104,937	107,321	(7)%	(18)%
Goodwill	—	—	2,715	2,715	2,715	nm	(100)%
Other intangible assets, net	9,970	11,100	12,230	13,360	14,606	(10)%	(32)%
Residential mortgage servicing rights, at fair value	105,834	102,699	100,413	92,907	93,248	3%	13%
Bank owned life insurance	325,646	324,998	322,867	323,470	326,120	0%	0%
Deferred tax asset, net	8,402	—	10,905	—	—	nm	nm
Other assets	552,702	625,705	567,490	669,029	688,597	(12)%	(20)%
Total assets	$30,891,479	$30,284,965	$30,036,680	$29,235,175	$29,437,441	2%	5%
Liabilities:
Deposits	$26,908,397	$26,153,553	$25,886,833	$24,622,201	$24,669,783	3%	9%
Securities sold under agreements to repurchase	467,760	480,302	420,402	375,384	388,028	(3)%	21%
Borrowings	6,367	111,405	281,444	771,482	996,520	(94)%	(99)%
Junior subordinated debentures, at fair value	299,508	287,723	281,580	255,217	247,045	4%	21%
Junior subordinated debentures, at amortized cost	88,098	88,155	88,212	88,268	88,325	0%	0%
Operating lease liabilities	100,557	106,195	109,014	113,593	115,790	(5)%	(13)%
Deferred tax liability, net	—	2,497	—	5,441	13,239	(100)%	(100)%
Other liabilities	298,413	288,819	287,326	299,012	308,467	3%	(3)%
Total liabilities	28,169,100	27,518,649	27,354,811	26,530,598	26,827,197	2%	5%
Shareholders' equity:
Common stock	3,442,085	3,517,641	3,515,248	3,514,599	3,512,153	(2)%	(2)%
Accumulated deficit	(739,915)	(801,954)	(871,511)	(932,767)	(1,036,931)	(8)%	(29)%
Accumulated other comprehensive income	20,209	50,629	38,132	122,745	135,022	(60)%	(85)%
Total shareholders' equity	2,722,379	2,766,316	2,681,869	2,704,577	2,610,244	(2)%	4%
Total liabilities and shareholders' equity	$30,891,479	$30,284,965	$30,036,680	$29,235,175	$29,437,441	2%	5%

Common shares outstanding at period end	216,622	220,626	220,491	220,226	220,222	(2)%	(2)%
Book value per common share	$12.57	$12.54	$12.16	$12.28	$11.85	0%	6%
Tangible book value per common share	$12.52	$12.49	$12.10	$12.21	$11.77	0%	6%
Tangible equity - common	$2,712,409	$2,755,216	$2,666,924	$2,688,502	$2,592,923	(2)%	5%
Tangible common equity to tangible assets	8.78%	9.10%	8.88%	9.20%	8.81%	(0.32)	(0.03)
nm = not meaningful

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,561,764	$3,580,386	$3,455,773	$3,505,802	$3,533,776	(1)%	1%
Owner occupied term, net	2,330,338	2,398,326	2,358,169	2,333,945	2,411,098	(3)%	(3)%
Multifamily, net	3,813,024	3,553,704	3,421,320	3,349,196	3,389,034	7%	13%
Construction & development, net	882,778	857,866	876,297	828,478	757,462	3%	17%
Residential development, net	177,148	193,904	190,841	192,761	163,400	(9)%	8%
Commercial:
Term, net (1)	3,159,466	3,748,269	4,350,763	4,024,467	4,246,229	(16)%	(26)%
Lines of credit & other, net	930,350	908,518	825,162	862,760	894,782	2%	4%
Leases & equipment finance, net	1,457,248	1,437,372	1,420,977	1,456,630	1,496,650	1%	(3)%
Residential:
Mortgage, net	4,330,860	4,145,432	3,958,644	3,871,906	4,042,416	4%	7%
Home equity loans & lines, net	1,133,823	1,118,278	1,097,168	1,136,064	1,172,697	1%	(3)%
Consumer & other, net	193,141	201,684	205,746	217,358	318,929	(4)%	(39)%
Total loans and leases, net of deferred fees and costs	$21,969,940	$22,143,739	$22,160,860	$21,779,367	$22,426,473	(1)%	(2)%

(1)The Bank participates in the Payroll Protection Program to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include the following net PPP loan balances:

Net PPP loan balance	$726,737	$1,380,212	$2,047,793	$1,750,211	$2,007,379	(47)%	(64)%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	16%	16%	15%	16%	16%
Owner occupied term, net	11%	11%	11%	11%	11%
Multifamily, net	17%	16%	15%	15%	15%
Construction & development, net	4%	4%	4%	4%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	14%	17%	20%	18%	19%
Lines of credit & other, net	4%	4%	4%	4%	4%
Leases & equipment finance, net	7%	6%	6%	7%	7%
Residential:
Mortgage, net	20%	19%	18%	18%	18%
Home equity loans & lines, net	5%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$11,121,127	$10,718,921	$10,500,482	$9,632,773	$9,475,244	4%	17%
Demand, interest bearing	3,758,019	3,466,251	3,244,624	3,051,487	2,931,990	8%	28%
Money market	7,780,442	7,559,621	7,554,798	7,173,920	7,160,838	3%	9%
Savings	2,325,929	2,221,524	2,109,211	1,912,752	1,848,639	5%	26%
Time	1,922,880	2,187,236	2,477,718	2,851,269	3,253,072	(12)%	(41)%
Total	$26,908,397	$26,153,553	$25,886,833	$24,622,201	$24,669,783	3%	9%

Total core deposits (1)	$26,029,814	$25,122,851	$24,740,621	$23,298,561	$23,134,283	4%	13%

Deposit mix:
Demand, non-interest bearing	41%	41%	41%	39%	38%
Demand, interest bearing	14%	13%	12%	12%	12%
Money market	29%	29%	29%	29%	29%
Savings	9%	9%	8%	8%	8%
Time	7%	8%	10%	12%	13%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	425,337	424,626	422,792	420,050	423,658
Demand, interest bearing	70,749	71,411	72,156	72,811	73,812
Money market	57,794	58,289	58,409	58,609	59,083
Savings	161,698	161,902	161,432	160,192	162,234
Time	37,172	39,560	43,637	48,292	52,572
Total	752,750	755,788	758,426	759,954	771,359

Average balance per account:
Demand, non-interest bearing	$26.1	$25.2	$24.8	$22.9	$22.4
Demand, interest bearing	53.1	48.5	45.0	41.9	39.7
Money market	134.6	129.7	129.3	122.4	121.2
Savings	14.4	13.7	13.1	11.9	11.4
Time	51.7	55.3	56.8	59.0	61.9
Total	$35.7	$34.6	$34.1	$32.4	$32.0

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$24,152	$20,673	$29,216	$31,076	$26,425	17%	(9)%
Loans and leases past due 90+ days and accruing (1)	27,490	29,144	25,612	36,361	50,269	(6)%	(45)%
Total non-performing loans and leases	51,642	49,817	54,828	67,437	76,694	4%	(33)%
Other real estate owned	1,868	181	1,405	1,810	2,369	932%	(21)%
Total non-performing assets	$53,510	$49,998	$56,233	$69,247	$79,063	7%	(32)%

Performing restructured loans and leases	$9,849	$13,072	$9,921	$14,991	$15,819	(25)%	(38)%
Loans and leases past due 31-89 days	$41,326	$30,646	$51,120	$72,047	$66,155	35%	(38)%
Loans and leases past due 31-89 days to total loans and leases	0.19%	0.14%	0.23%	0.33%	0.29%
Non-performing loans and leases to total loans and leases (1)	0.24%	0.22%	0.25%	0.31%	0.34%
Non-performing assets to total assets(1)	0.17%	0.17%	0.19%	0.24%	0.27%

(1)Excludes certain mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $20.0 million at September 30, 2020. There were no non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so at September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$279,887	$311,283	$328,401	$345,049	$356,745	(10)%	(22)%
(Recapture) provision for credit losses on loans and leases	(16,132)	(17,775)	526	3,104	1,785	(9)%	(1,004)%
Charge-offs	(10,373)	(17,079)	(20,915)	(23,942)	(16,646)	(39)%	(38)%
Recoveries	4,178	3,458	3,271	4,190	3,165	21%	32%
Net charge-offs	(6,195)	(13,621)	(17,644)	(19,752)	(13,481)	(55)%	(54)%
Balance, end of period	$257,560	$279,887	$311,283	$328,401	$345,049	(8)%	(25)%
Reserve for unfunded commitments
Balance, beginning of period	$14,539	$19,760	$20,286	$24,306	$26,368	(26)%	(45)%
(Recapture) provision for credit losses on unfunded commitments	(2,787)	(5,221)	(526)	(4,020)	(2,062)	(47)%	35%
Balance, end of period	11,752	14,539	19,760	20,286	24,306	(19)%	(52)%
Total Allowance for credit losses (ACL)	$269,312	$294,426	$331,043	$348,687	$369,355	(9)%	(27)%

Net charge-offs to average loans and leases (annualized)	0.11%	0.25%	0.33%	0.35%	0.24%
Recoveries to gross charge-offs	40.28%	20.25%	15.64%	17.50%	19.01%
ACLLL to loans and leases	1.17%	1.26%	1.40%	1.51%	1.54%
ACL to loans and leases	1.23%	1.33%	1.49%	1.60%	1.65%
nm = not meaningful

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2021	Sep 30, 2020	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$328,401	$157,629	108%
Impact of adoption of CECL	—	49,999	nm
Adjusted balance, beginning of period	328,401	207,628	58%
(Recapture) provision for credit losses on loans and leases	(33,381)	188,771	(118)%
Charge-offs	(48,367)	(60,554)	(20)%
Recoveries	10,907	9,204	19%
Net charge-offs	(37,460)	(51,350)	(27)%
Balance, end of period	$257,560	$345,049	(25)%
Reserve for unfunded commitments
Balance, beginning of period	$20,286	$5,106	297%
Impact of adoption of CECL	—	3,238	nm
Adjusted balance, beginning of period	20,286	8,344	143%
(Recapture) provision for credit losses on unfunded commitments	(8,534)	15,962	(153)%
Balance, end of period	11,752	24,306	(52)%
Total Allowance for credit losses (ACL)	$269,312	$369,355	(27)%

Net charge-offs to average loans and leases (annualized)	0.23%	0.31%
Recoveries to gross charge-offs	22.55%	15.20%
nm = not meaningful

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	3.15%	3.18%	2.75%	3.19%	3.13%	(0.03)	0.02
Yield on loans and leases	4.02%	3.99%	4.02%	4.24%	3.96%	0.03	0.06
Yield on taxable investments	1.90%	1.87%	1.86%	1.77%	1.56%	0.03	0.34
Yield on tax-exempt investments (1)	3.01%	3.02%	3.03%	3.08%	3.11%	(0.01)	(0.10)
Yield on interest bearing cash and temporary investments	0.15%	0.11%	0.10%	0.10%	0.10%	0.04	0.05
Total yield on earning assets (1)	3.32%	3.35%	3.41%	3.64%	3.45%	(0.03)	(0.13)

Cost of interest bearing deposits	0.13%	0.18%	0.29%	0.38%	0.49%	(0.05)	(0.36)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.07%	0.06%	0.08%	0.09%	0.09%	0.01	(0.02)
Cost of borrowings	1.88%	1.62%	1.33%	1.18%	1.23%	0.26	0.65
Cost of junior subordinated debentures	3.18%	3.30%	3.60%	3.73%	4.03%	(0.12)	(0.85)
Total cost of interest bearing liabilities	0.20%	0.27%	0.38%	0.49%	0.59%	(0.07)	(0.39)

Net interest spread (1)	3.12%	3.08%	3.03%	3.15%	2.85%	0.04	0.27
Net interest margin (1)	3.21%	3.20%	3.18%	3.35%	3.08%	0.01	0.13

Performance Ratios:
Return on average assets	1.40%	1.54%	1.49%	2.04%	1.68%	(0.14)	(0.28)
Return on average tangible assets	1.40%	1.55%	1.49%	2.04%	1.68%	(0.15)	(0.28)
Return on average common equity	15.82%	17.25%	16.33%	22.92%	19.48%	(1.43)	(3.66)
Return on average tangible common equity	15.88%	17.33%	16.43%	23.07%	19.62%	(1.45)	(3.74)
Efficiency ratio – Consolidated	59.44%	58.96%	56.74%	58.82%	54.52%	0.48	4.92
Efficiency ratio – Bank	58.54%	58.31%	55.51%	57.77%	53.41%	0.23	5.13

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Nine Months Ended		% Change
	Sep 30, 2021	Sep 30, 2020	Year over Year
Average Rates:
Yield on loans held for sale	2.99%	3.61%	(0.62)
Yield on loans and leases	4.01%	4.21%	(0.20)
Yield on taxable investments	1.88%	1.81%	0.07
Yield on tax-exempt investments (1)	3.02%	3.14%	(0.12)
Yield on interest bearing cash and temporary investments	0.12%	0.38%	(0.26)
Total yield on earning assets (1)	3.36%	3.73%	(0.37)

Cost of interest bearing deposits	0.20%	0.73%	(0.53)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.07%	0.25%	(0.18)
Cost of borrowings	1.43%	1.43%	—
Cost of junior subordinated debentures	3.35%	5.00%	(1.65)
Total cost of interest bearing liabilities	0.28%	0.84%	(0.56)

Net interest spread (1)	3.08%	2.89%	0.19
Net interest margin (1)	3.20%	3.19%	0.01

Performance Ratios:
Return on average assets	1.48%	(7.67)%	9.15
Return on average tangible assets	1.48%	(7.83)%	9.31
Return on average common equity	16.47%	(72.01)%	88.48
Return on average tangible common equity	16.55%	(89.45)%	106.00
Efficiency ratio – Consolidated	58.35%	249.26%	(190.91)
Efficiency ratio – Bank	57.42%	247.93%	(190.51)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$3,224,846	$2,835,474	$2,483,451	$2,066,572	$1,827,818	14%	76%
Investment securities, taxable	3,436,895	3,210,771	2,945,896	2,850,550	2,797,547	7%	23%
Investment securities, tax-exempt	245,904	247,282	252,741	245,997	237,165	(1)%	4%
Loans held for sale	465,805	468,960	703,557	696,688	669,646	(1)%	(30)%
Loans and leases	21,864,387	22,040,794	21,692,639	22,138,283	22,560,076	(1)%	(3)%
Total interest earning assets	29,237,837	28,803,281	28,078,284	27,998,090	28,092,252	2%	4%
Goodwill and other intangible assets, net	10,609	12,615	15,598	16,775	18,021	(16)%	(41)%
Total assets	30,614,374	30,156,017	29,392,490	29,396,311	29,533,871	2%	4%

Non-interest bearing demand deposits	10,960,686	10,582,197	9,897,749	9,587,081	9,335,350	4%	17%
Interest bearing deposits	15,679,755	15,474,743	15,166,198	15,165,049	15,451,816	1%	1%
Total deposits	26,640,441	26,056,940	25,063,947	24,752,130	24,787,166	2%	7%
Interest bearing liabilities	16,583,803	16,500,106	16,444,694	16,822,808	17,205,775	1%	(4)%

Shareholders' equity - common	2,709,641	2,700,010	2,674,871	2,615,676	2,549,703	0%	6%
Tangible common equity (1)	2,699,032	2,687,395	2,659,273	2,598,901	2,531,682	0%	7%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2021	Sep 30, 2020	Year over Year
Temporary investments and interest bearing cash	$2,850,639	$1,493,352	91%
Investment securities, taxable	3,199,653	2,778,460	15%
Investment securities, tax-exempt	248,617	238,059	4%
Loans held for sale	545,237	551,583	(1)%
Loans and leases	21,866,569	22,063,582	(1)%
Total interest earning assets	28,710,715	27,125,036	6%
Goodwill and other intangible assets, net	12,922	605,548	(98)%
Total assets	30,058,769	29,149,758	3%

Non-interest bearing demand deposits	10,484,104	8,237,095	27%
Interest bearing deposits	15,442,113	15,649,765	(1)%
Total deposits	25,926,217	23,886,860	9%
Interest bearing liabilities	16,510,044	17,377,259	(5)%

Shareholders’ equity - common	2,694,968	3,105,611	(13)%
Tangible common equity (1)	2,682,046	2,500,063	7%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders' equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
	Quarter Ended
	September 30, 2021			June 30, 2021			September 30, 2020
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$465,805	$3,672	3.15%	$468,960	$3,725	3.18%	$669,646	$5,248	3.13%
Loans and leases (1)	21,864,387	220,731	4.02%	22,040,794	219,745	3.99%	22,560,076	224,209	3.96%
Taxable securities	3,436,895	16,315	1.90%	3,210,771	15,024	1.87%	2,797,547	10,878	1.56%
Non-taxable securities (2)	245,904	1,848	3.01%	247,282	1,864	3.02%	237,165	1,845	3.11%
Temporary investments and interest-bearing cash	3,224,846	1,237	0.15%	2,835,474	774	0.11%	1,827,818	474	0.10%
Total interest-earning assets	29,237,837	$243,803	3.32%	28,803,281	$241,132	3.35%	28,092,252	$242,654	3.45%
Other assets	1,376,537			1,352,736			1,441,619
Total assets	$30,614,374			$30,156,017			$29,533,871
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,564,040	$468	0.05%	$3,385,336	$459	0.05%	$2,878,529	$573	0.08%
Money market deposits	7,800,144	1,492	0.08%	7,614,474	1,533	0.08%	7,179,705	2,284	0.13%
Savings deposits	2,284,077	206	0.04%	2,171,865	154	0.03%	1,790,055	179	0.04%
Time deposits	2,031,494	2,934	0.57%	2,303,068	4,870	0.85%	3,603,527	16,085	1.78%
Total interest-bearing deposits	15,679,755	5,100	0.13%	15,474,743	7,016	0.18%	15,451,816	19,121	0.49%
Repurchase agreements and federal funds purchased	496,822	88	0.07%	440,881	68	0.06%	378,844	84	0.09%
Borrowings	31,500	149	1.88%	214,670	866	1.62%	1,054,153	3,271	1.23%
Junior subordinated debentures	375,726	3,014	3.18%	369,812	3,042	3.30%	320,962	3,249	4.03%
Total interest-bearing liabilities	16,583,803	$8,351	0.20%	16,500,106	$10,992	0.27%	17,205,775	$25,725	0.59%
Non-interest-bearing deposits	10,960,686			10,582,197			9,335,350
Other liabilities	360,244			373,704			443,043
Total liabilities	27,904,733			27,456,007			26,984,168
Common equity	2,709,641			2,700,010			2,549,703
Total liabilities and shareholders' equity	$30,614,374			$30,156,017			$29,533,871
NET INTEREST INCOME		$235,452			$230,140			$216,929
NET INTEREST SPREAD			3.12%			3.08%			2.85%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.21%			3.20%			3.08%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $377,000 for the three months ended September 30, 2021, as compared to $377,000 for June 30, 2021 and $355,000 for September 30, 2020.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$545,237	$12,242	2.99%	$551,583	$14,955	3.61%
Loans and leases (1)	21,866,569	656,772	4.01%	22,063,582	695,669	4.21%
Taxable securities	3,199,653	45,049	1.88%	2,778,460	37,744	1.81%
Non-taxable securities (2)	248,617	5,627	3.02%	238,059	5,608	3.14%
Temporary investments and interest-bearing cash	2,850,639	2,635	0.12%	1,493,352	4,208	0.38%
Total interest-earning assets	28,710,715	$722,325	3.36%	27,125,036	$758,184	3.73%
Other assets	1,348,054			2,024,722
Total assets	$30,058,769			$29,149,758
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,359,865	$1,341	0.05%	$2,667,160	$5,264	0.26%
Money market deposits	7,593,320	4,516	0.08%	7,187,615	18,080	0.34%
Savings deposits	2,152,667	523	0.03%	1,635,064	618	0.05%
Time deposits	2,336,261	16,414	0.94%	4,159,926	61,671	1.98%
Total interest-bearing deposits	15,442,113	22,794	0.20%	15,649,765	85,633	0.73%
Repurchase agreements and federal funds purchased	444,919	232	0.07%	363,957	673	0.25%
Borrowings	259,890	2,787	1.43%	1,041,181	11,156	1.43%
Junior subordinated debentures	363,122	9,108	3.35%	322,356	12,074	5.00%
Total interest-bearing liabilities	16,510,044	$34,921	0.28%	17,377,259	$109,536	0.84%
Non-interest-bearing deposits	10,484,104			8,237,095
Other liabilities	369,653			429,793
Total liabilities	27,363,801			26,044,147
Common equity	2,694,968			3,105,611
Total liabilities and shareholders' equity	$30,058,769			$29,149,758
NET INTEREST INCOME		$687,404			$648,648
NET INTEREST SPREAD			3.08%			2.89%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.20%			3.19%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.1 million for the nine months ended September 30, 2021, as compared to $1.0 million for the same period in 2020.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation Segments
(Unaudited)
Core Banking	Quarter Ended					% Change
(in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Seq. Quarter	Year over Year
Net interest income	$232,348	$226,915	$217,574	$230,430	$212,215	2%	9%
(Recapture) provision for credit losses	(18,919)	(22,996)	—	29	(338)	(18)%	nm
Non-interest income
Gain on sale of debt securities, net	—	—	4	—	—	nm	nm
(Loss) gain on equity securities, net	(343)	4	(706)	(173)	(112)	nm	206%
Gain (loss) on swap derivatives, net	1,429	(4,481)	11,750	3,955	1,765	(132)%	(19)%
Non-interest income (excluding above items)	38,281	50,933	32,403	40,921	39,678	(25)%	(4)%
Total non-interest income	39,367	46,456	43,451	44,703	41,331	(15)%	(5)%
Non-interest expense
Exit and disposal costs	3,813	4,728	1,200	725	792	(19)%	381%
Non-interest expense (excluding above items)	146,931	146,877	145,161	171,634	148,519	0%	(1)%
Allocated expenses, net (1)	3,680	970	(790)	(3,565)	(2,976)	279%	(224)%
Total non-interest expense	154,424	152,575	145,571	168,794	146,335	1%	6%
Income before income taxes	136,210	143,792	115,454	106,310	107,549	(5)%	27%
Provision (benefit) for income taxes	33,945	35,630	28,106	(13,508)	20,988	(5)%	62%
Net income	$102,265	$108,162	$87,348	$119,818	$86,561	(5)%	18%

Effective Tax Rate	25%	25%	24%	(13%)	20%
Efficiency Ratio	57%	56%	56%	61%	58%

Total assets	$30,419,108	$29,720,182	$29,529,769	$28,438,813	$28,652,477	2%	6%
Loans held for sale	$—	$—	$—	$78,146	$—	0%	0%
Total loans and leases	$21,969,940	$22,143,739	$22,160,860	$21,779,367	$22,426,473	(1)%	(2)%
Total deposits	$26,510,938	$25,820,776	$25,425,339	$24,200,012	$24,102,498	3%	10%

Key Rates, end of period:
10 year CMT	1.52%	1.45%	1.74%	0.93%	0.69%
FHLMC 30 year fixed	3.01%	2.98%	3.18%	2.67%	2.88%
nm = not meaningful

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment.
Umpqua Holdings Corporation Segments - Continued
(Unaudited)
Mortgage Banking	Quarter Ended					% Change
(in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Seq. Quarter	Year over Year
Net interest income	$2,726	$2,848	$3,857	$4,477	$4,359	(4)%	(37)%
Provision for credit losses	—	—	—	—	—	nm	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	30,293	41,367	62,505	83,388	98,703	(27)%	(69)%
Servicing	9,172	9,120	9,087	9,497	8,796	1%	4%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,681)	(4,366)	(4,545)	(4,431)	(4,878)	7%	(4)%
Changes due to valuation inputs or assumptions	(634)	(1,678)	(2,014)	(9,426)	(12,244)	(62)%	(95)%
Non-interest income (excluding above items)	188	176	316	229	216	7%	(13)%
Total non-interest income	34,338	44,619	65,349	79,257	90,593	(23)%	(62)%
Non-interest expense
Non-interest expense	33,009	37,795	41,231	38,953	40,896	(13)%	(19)%
Allocated expenses, net (1)	(3,680)	(970)	790	3,565	2,976	279%	(224)%
Total non-interest expense	29,329	36,825	42,021	42,518	43,872	(20)%	(33)%
Income before income taxes	7,735	10,642	27,185	41,216	51,080	(27)%	(85)%
Provision for income taxes	1,934	2,661	6,796	10,304	12,770	(27)%	(85)%
Net income	$5,801	$7,981	$20,389	$30,912	$38,310	(27)%	(85)%

Effective Tax Rate	25%	25%	25%	25%	25%
Efficiency Ratio	79%	78%	61%	51%	46%

Total assets	$472,371	$564,783	$506,911	$796,362	$784,964	(16)%	(40)%
Loans held for sale	$352,466	$429,052	$376,481	$688,079	$683,960	(18)%	(48)%
Total deposits	$397,459	$332,777	$461,494	$422,189	$567,285	19%	(30)%

LHFS Production Statistics:
Closed loan volume for-sale	987,281	1,253,023	1,635,532	1,769,432	1,922,789	(21)%	(49)%
Gain on sale margin	3.07%	3.30%	3.82%	4.71%	5.13%
Direct LHFS expense	$19,958	$25,459	$31,151	$33,210	$35,678	(22)%	(44)%
Direct LHFS expenses as % of volume	2.02%	2.03%	1.90%	1.88%	1.86%

MSR Statistics:
Residential mortgage loans serviced for others	12,853,291	12,897,032	13,030,467	13,026,720	12,964,361	0%	(1)%
MSR, net	$105,834	$102,699	$100,413	$92,907	$93,248	3%	13%
MSR as % of serviced portfolio	0.82%	0.80%	0.77%	0.71%	0.72%

Key Rates, end of period:
10 year CMT	1.52%	1.45%	1.74%	0.93%	0.69%
FHLMC 30 year fixed	3.01%	2.98%	3.18%	2.67%	2.88%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Third Quarter 2021 Results
October 20, 2021

Umpqua Holdings Corporation Segments
(Unaudited)
(in thousands)	Core Banking			Mortgage Banking
	Nine Months Ended		% Change	Nine Months Ended		% Change
	Sep 30, 2021	Sep 30, 2020	Year over Year	Sep 30, 2021	Sep 30, 2020	Year over Year
Net interest income	$676,837	$636,566	6.33%	$9,431	$11,046	(14.62)%
(Recapture) provision for credit losses	(41,915)	204,832	(120.46)%	—	—	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	—	—	nm	134,165	224,831	(40.33)%
Servicing	—	—	nm	27,379	26,209	4.46%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	—	—	nm	(13,592)	(15,249)	(10.87)%
Changes due to valuation inputs or assumptions	—	—	nm	(4,326)	(43,997)	(90.17)%
Gain on sale of debt securities, net	4	190	(97.89)%	—	—	nm
(Loss) gain on equity securities, net	(1,045)	942	(210.93)%	—	—	nm
Gain (loss) on swap derivatives, net	8,698	(13,364)	(165.09)%	—	—	nm
Non-interest income (excluding above items)	121,617	107,963	12.65%	680	524	29.77%
Total non-interest income	129,274	95,731	35.04%	144,306	192,318	(24.96)%
Non-interest expense
Goodwill Impairment	—	1,784,936	(100.00)%	—	—	nm
Exit and disposal costs	9,741	1,864	422.59%	—	—	nm
Non-interest expense (excluding above items)	438,969	437,863	0.25%	112,035	110,112	1.75%
Allocated expenses, net (1)	3,860	(7,992)	(148.30)%	(3,860)	7,992	(148.30)%
Total non-interest expense	452,570	2,216,671	(79.58)%	108,175	118,104	(8.41)%
Income (loss) before income taxes	395,456	(1,689,206)	(123.41)%	45,562	85,260	(46.56)%
Provision for income taxes	97,681	48,889	99.80%	11,391	21,315	(46.56)%
Net income (loss)	$297,775	$(1,738,095)	(117.13)%	$34,171	$63,945	(46.56)%

Effective Tax Rate	25%	(3)%		25%	25%
Efficiency Ratio	56%	302%		70%	58%

LHFS Production Statistics:
Closed loan volume for-sale				3,875,836	4,897,068
Gain on sale margin				3.46%	4.59%
Direct LHFS expense				$76,568	$93,780
Direct LHFS expenses as % of volume				1.98%	1.92%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.
##